Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 154 to Registration Statement No. 333-148826 on Form N-1A of our report dated January 24 , 2013, relating to the financial statements and financial highlights of Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, Jefferies TR/J CRB Global Commodity Equity Index Fund, Alerian MLP ETF, and ALPS Sector Dividend Dogs ETF each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended November 30, 2012, and to the references to us under the headings “Fund Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 28, 2013